Exhibit 99.1
PROLOGIS REPORTS STRONG THIRD QUARTER RESULTS
Results Driven by Improving Operating Property Performance and
Continued Strong CDFS and Property Fund Income
Denver, Colo. — November 1, 2005 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported adjusted funds from operations as defined by ProLogis (FFO) of $0.78 per diluted share for the third quarter of 2005, a 9.9% increase over $0.71 per share in the third quarter of 2004. For 2005, FFO excludes a $0.04 per share charge related to merger integration expenses, while FFO for 2004 excludes a $0.01 per share relocation expense. For the third quarter of 2005, net earnings per diluted share increased 50.0%, from $0.42 for the third quarter in 2004 to $0.63, primarily due to gains on the sale of assets that are recognized under GAAP but that are not included in ProLogis’ definition of FFO.
For the nine months ended September 30, 2005, FFO was $2.15 per diluted share, up 15.0% from $1.87 in the first nine months of 2004. For 2005, FFO per share excludes $0.19 in relocation and merger integration expenses and cumulative translation losses and impairment charges related to the sale of its temperature-controlled business. For 2004, FFO per share excludes $0.03 per share in charges related to redemption of preferred shares and relocation expenses. For the nine months ended September 30, 2005, net earnings per diluted share increased 23.1%, from $1.08 in the comparable period in 2004 to $1.33, primarily due to the sale of assets as noted above.
“Across our global markets, we continue to see improvement in market conditions, with positive net absorption, strong leasing activity and further increases in occupancies,” said Jeffrey H. Schwartz, chief executive officer. “ProLogis’ solid financial performance was driven by strong development income, improved property operations and increased income and fees from our property funds.
“In addition, the completion of our merger with Catellus Development Corporation during the quarter added more than $4.7 billion of high-quality real estate assets, while providing excellent land positions and significantly expanding our share of key North American logistics markets.”
For the year to date, ProLogis reported a 20.4% increase in FFO from its corporate distribution facilities services (CDFS) business over the same period in the prior year. “Due to the continued strength of our development business, we have raised and tightened our full-year guidance from $2.60 — $2.68 to $2.67 — $2.70 in adjusted FFO per share. Additionally, we have raised earnings per share guidance from $1.60 — $1.80 to $2.65 — $2.85 per share, driven by approximately $1.00 per share from expected sales of non-CDFS assets in the fourth quarter,” Mr. Schwartz said. Additionally, the Company established a range for 2006 of $2.90 to $3.02 in FFO per share and $1.50 to $1.70 in earnings per share. The company added that its FFO per share guidance does not include merger integration and corporate relocation expenses.
Operating Property Performance Continues to Improve
For the third quarter, the company reported a 1.08% increase in same-store net operating income (a 1.77% increase when straight-lined rents are excluded) and a 1.73% increase in same-store average occupancies when compared with the third quarter of 2004. The company also reported positive rent growth in its same-store pool for the first time in three years with an overall leased percentage in its stabilized portfolio of 93.7%.

“Strong customer demand is driving improvement in occupancies in North America, even as development has accelerated across a number of key markets,” Mr. Schwartz said. “Overall occupancies during the quarter rose 30 basis points on average across the top 30 North American logistics markets that we track closely. As a result, rents have firmed throughout the markets and are rising in some. In Europe, distribution optimization continues to support strong leasing in our inventory developments enabling us to maintain high occupancies in our stabilized portfolio, even though some countries’ economies remain stagnant. In Asia, both development and leasing activity continue to be brisk due to the relative lack of modern distribution infrastructure in that region.”
Strong Leasing in CDFS Pipeline
Walter C. Rakowich, president and chief operating officer, said, “Our pace of development starts moderated in the third quarter, as we indicated it would last quarter. However, at approximately $1.8 billion of development starts year-to-date, including those in CDFS joint ventures, we are confident that we will achieve, or slightly exceed, the upper end of our projected range of $1.9 to $2.0 billion for the year. Improving global market conditions and strong customer relationships continue to support strong leasing in our record CDFS pipeline of completions, repositioned acquisitions and properties under development, which now exceeds $3.1 billion. Completed developments over the past four quarters of $1.4 billion totaling 23.5 million square feet were more than 69% leased at quarter’s end, ahead of expectations.
“Additionally, we signed nearly 3.8 million square feet of new CDFS leases in the third quarter — over 66% with repeat customers. Among the new CDFS leases signed in the quarter were agreements with YUM Brands in Shanghai, Matsushita in Tokyo, Goodyear Dunlop Tires in Madrid and International Paper in central Florida,” Mr. Rakowich added.
Strong Demand for Japan Developments and Continued Progress in China
“Our completed CDFS developments in Asia were over 79% leased at quarter-end. In Japan, demand remains very strong, resulting in the vast majority of our major, multi-customer inventory facilities being fully leased upon completion. To address this steady demand, we secured land to develop ProLogis Parc Koshigaya, a 360,000 square-foot inventory facility located just north of Central Tokyo, about half of which is already leased to Sanyo Electric Logistics. We also signed an agreement to develop a facility for Hitachi in Sendai — our first transaction in this important market located northeast of Tokyo in the Tohuku region.
“In China, we began construction of two facilities for a total of 430,000 square feet in Guangzhou at ProLogis Park Yunpu that are pre-leased to ST-Anda Logistics Co. and broke ground on our first development at the just-opened Yangshan Deep Water Port, in the Shanghai region. Leasing activity is strong, with over 327,000 square feet of leasing in newly completed facilities near Shanghai at ProLogis Park Suzhou and ProLogis Park Taopu during the quarter,” Mr. Schwartz concluded.
Third Quarter 2005 Selected Financial and Operating Information
•	Closed merger agreement with Catellus Development Corporation on September 15, 2005, adding $4.7 billion in gross real estate assets.
•	Achieved FFO from CDFS transactions of $71.3 million for the quarter, compared with $75.6 million in the third quarter of 2004. FFO amounts do not include unrecognized deferred gains of $16.4 million for the current period and $10.1 million for the same period in 2004. Year-to-date post-deferral, post-tax CDFS margins were 24.3%.

•	Recycled $405.3 million of capital through CDFS dispositions and contributions during the quarter and $1.04 billion year to date.
•	Started new developments, including those within CDFS joint ventures, with a total expected investment of $309 million during the quarter and $1.8 billion year to date.
•	Increased ProLogis’ share of FFO from property funds to $23.4 million for the quarter, up 6.4% from $22.0 million in the prior year.
•	Grew third quarter fee income from property funds to $17.3 million, up 34.1% from $12.9 million in the prior year.
•	Increased total assets owned and under management to $21.9 billion, up from $15.9 billion at December 31, 2004.
Copies of ProLogis’ third quarter 2005 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 9:00 am Eastern Time on Tuesday, November 1, 2005. A replay of the webcast will be available on the company’s website until November 15, 2005.
ProLogis is a leading provider of distribution facilities and services with 371.9 million square feet (34.6 million square meters) in 2,336 properties owned, managed and under development in 75 markets in North America, Europe and Asia as of September 30, 2005. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K/A #1 for the year ended December 31, 2004.
###

Investor Relations	Media
Melissa Marsden	Arthur Hodges
303-576-2622	303-576-2667
mmarsden@prologis.com	media@prologis.com

Third Quarter 2005
SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 & 2a

Consolidated Statements of Funds From Operations	3 & 3a

Consolidated Statements of EBITDA	4

Reconciliations of Net Earnings to Funds From Operations	5

Reconciliations of Net Earnings to EBITDA	5a

Consolidated Balance Sheets	6

Selected Balance Sheet Information: Investments in Unconsolidated Investees/Land Held for Development	7

Notes to Consolidated Financial Statements	8, 8a, & 8b

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 & 9a

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)	10 & 10a

ProLogis Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	12 & 12a

Lease Expirations/Top 25 Customers	13

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 & 17a

Development Summary	18 & 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution	21
Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis
Third Quarter 2005
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2005 (1)	2004 (2)	% Change	2005 (1)	2004 (2)	% Change

Net Earnings Attributable to Common Shares (see pages 2 and 2a):
Net Earnings attributable to Common Shares	$129,402	$79,758	62.2%	$261,645	$202,550	29.2%
Net Earnings per diluted Common Share	$0.63	$0.42	50.0%	$1.33	$1.08	23.1%

Funds From Operations and Funds From Operations, as adjusted (see pages 3 and 5 and see ProLogis’ Definition of Funds From Operations on page 3a):
Funds From Operations attributable to Common Shares	$150,837	$133,166	13.3%	$387,604	$347,087	11.7%
Add back:
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—		—	4,236
Merger integration expenses (4)	8,288	—		8,288	—
Relocation expenses (5)	246	2,154		4,049	2,845
Cumulative translation losses and impairment charge related to temperature-controlled distribution assets (8)	—	—		26,864	—

Funds From Operations attributable to Common Shares, as adjusted	$159,371	$135,320	17.8%	$426,805	$354,168	20.5%

Funds From Operations attributable to Common Shares per diluted share	$0.74	$0.70	5.7%	$1.96	$1.84	6.5%
Add back:
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—		—	0.02
Merger integration expenses (4)	0.04	—		0.04	—
Relocation expenses (5)	—	0.01		0.02	0.01
Cumulative translation losses and impairment charge related to temperature-controlled distribution assets (8)	—	—		0.13	—

Funds From Operations per diluted Common Share, as adjusted	$0.78	$0.71	9.9%	$2.15	$1.87	15.0%

EBITDA (see pages 4 and 5a):
EBITDA	$226,467	$213,776	5.9%	$634,081	$582,770	8.8%

Distributions:
Actual distributions per Common Share (6)	$0.370	$0.365	1.4%	$1.110	$1.095	1.4%

	September 30,	December 31,
	2005 (1)	2004 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$12,978,767	$7,097,799	82.9%

Total Book Assets:
Direct investment	$12,076,945	$6,663,435
ProLogis’ share of total book assets of unconsolidated investees:
ProLogis Property Funds (see page 11)	2,150,506	1,971,704
CDFS joint ventures	203,213	47,859
Other unconsolidated investees	125,282	28,351

	2,479,001	2,047,914

Totals	$14,555,946	$8,711,349	67.1%

Market Capitalization (see page 19)	$19,153,037	$13,190,838	45.2%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$11,677,070	$6,333,731
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 22.5%) (see page 11)	9,762,769	9,415,037
Real estate assets owned by CDFS joint ventures, before depreciation (weighted ownership interest of 50%) (14)	396,214	74,243

Investment in other investees (see page 7)	88,830	28,351

Net assets held for sale (8)(11)	17,116	51,677

Totals	$21,941,999	$15,903,039	38.0%

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 1

ProLogis
Third Quarter 2005
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Revenues:
Rental income (9)(10)(11)	$152,078	$131,124	$418,173	$398,358
Property management and other property fund fees (see pages 10 and 10a)	17,321	12,931	50,326	36,050
Development management fees and other CDFS income (7)	9,254	373	12,580	2,422

Total revenues	178,653	144,428	481,079	436,830

Expenses:
Rental expenses (9)(11)	38,679	33,266	113,239	102,786
General and administrative	23,816	20,678	71,589	60,381
Depreciation and amortization (11)	46,504	41,428	130,793	123,686
Merger integration expenses (4)	8,288	—	8,288	—
Relocation expenses (5)	246	2,154	4,049	2,845
Other expenses	3,030	1,201	6,312	3,673

Total expenses	120,563	98,727	334,270	293,371

Gains on dispositions of certain CDFS business assets, net (7)(11)(12)(13):
Net proceeds from dispositions	355,524	281,692	956,110	911,732
Costs of assets disposed of	290,658	227,738	762,955	777,132

Total gains, net	64,866	53,954	193,155	134,600

Operating Income	122,956	99,655	339,964	278,059

Income from unconsolidated property funds (see pages 10 and 10a)	12,217	11,576	34,992	30,529
Income (loss) from CDFS joint ventures and other unconsolidated investees (14)	301	(621)	668	(1,004)
Interest expense (11)(15)	(42,549)	(38,126)	(113,802)	(114,935)
Interest and other income	3,179	829	6,356	2,037

Earnings before minority interest	96,104	73,313	268,178	194,686
Minority interest	(1,327)	(1,344)	(3,929)	(3,811)

Earnings before certain net gains (losses)	94,777	71,969	264,249	190,875
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	—	6,072
Gain on partial disposition of investment in property fund (16)	—	—	—	3,328
Foreign currency exchange gains (losses), net (17)	4,742	(1,343)	8,323	9,882

Earnings before income taxes	99,519	70,626	272,572	210,157

Income taxes:
Current income tax expense	2,435	12,180	7,185	18,177
Deferred income tax expense	5,369	2,390	8,190	11,975

Total income taxes	7,804	14,570	15,375	30,152

Earnings from Continuing Operations	91,715	56,056	257,197	180,005
Discontinued Operations:
Operating income attributable to assets disposed of and held for sale (11)	1,006	2,438	3,437	5,086
Income (losses) related to temperature controlled distribution assets (8)	—	3,993	(25,150)	10,841
Gains (losses) recognized on dispositions, net (11):
Non-CDFS business assets	36,633	1,956	38,840	(887)
CDFS business assets	6,402	21,669	6,383	31,133

Total discontinued operations	44,041	30,056	23,510	46,173

Net Earnings	135,756	86,112	280,707	226,178
Less preferred share dividends	6,354	6,354	19,062	19,392
Less excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236

Net Earnings Attributable to Common Shares	$129,402	$79,758	$261,645	$202,550

Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 2

ProLogis
Third Quarter 2005
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Weighted average Common Shares outstanding — basic	196,323	182,213	189,768	181,451
Weighted average Common Shares outstanding — diluted	206,760	192,043	200,022	190,751

Net Earnings per Common Share-Basic:
Continuing operations	$0.43	$0.27	$1.25	$0.86
Discontinued operations	0.23	0.17	0.13	0.26

Net Earnings Attributable to Common Shares-Basic	$0.66	$0.44	$1.38	$1.12

Net Earnings per Common Share-Diluted:
Continuing operations	$0.42	$0.26	$1.21	$0.84
Discontinued operations	0.21	0.16	0.12	0.24

Net Earnings Attributable to Common Shares-Diluted	$0.63	$0.42	$1.33	$1.08

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Basic Net Earnings Attributable to Common Shares	$129,402	$79,758	$261,645	$202,550
Minority interest	1,327	1,344	3,929	3,811

Diluted Net Earnings Attributable to Common Shares	$130,729	$81,102	$265,574	$206,361

Weighted average Common Shares outstanding — Basic	196,323	182,213	189,768	181,451
Weighted average limited partnership units, as if converted	5,539	5,219	5,540	4,863
Incremental weighted average effect of potentially dilutive instruments (a)	4,898	4,611	4,714	4,437

Weighted average Common Shares outstanding — Diluted	206,760	192,043	200,022	190,751

Diluted Net Earnings per Common Share	$0.63	$0.42	$1.33	$1.08

(a)	On a weighted average basis, the total potentially dilutive instruments outstanding were 10,499 and 10,946 for the three months ended September 30, 2005 and 2004, respectively, and 10,898 and 11,287 for the nine months ended September 30, 2005 and 2004, respectively.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 2a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Consolidated Statements of Funds From Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Revenues:
Rental income (9)(10)	$154,297	$136,201	$427,299	$411,937
Property management and other property fund fees (see pages 10 and 10a)	17,321	12,931	50,326	36,050
Development management fees and other CDFS income (7)	9,254	373	12,580	2,422

Total revenues	180,872	149,505	490,205	450,409

Expenses:
Rental expenses (9)	39,139	34,439	115,682	106,466
General and administrative	23,816	20,678	71,589	60,381
Depreciation of non-real estate assets	1,743	1,978	5,106	5,962
Merger integration expenses (4)	8,288	—	8,288	—
Relocation expenses (5)	246	2,154	4,049	2,845
Other expenses	3,030	1,201	6,312	3,673

Total expenses	76,262	60,450	211,026	179,327

Gains on dispositions of CDFS business assets, net (7)(11)(12)(13):
Net proceeds from dispositions	388,945	400,675	999,300	1,144,287
Costs of assets disposed of	317,677	325,052	799,762	978,554

Total gains, net	71,268	75,623	199,538	165,733

	175,878	164,678	478,717	436,815

Income from unconsolidated property funds (see pages 10 and 10a)	23,417	21,951	69,551	56,850
Income from CDFS joint ventures and other unconsolidated investees (14)	911	467	2,017	867
Interest expense (15)	(42,587)	(38,287)	(114,072)	(115,601)
Interest and other income	3,179	829	6,356	2,037
Gain on partial disposition of investment in property fund (16)	—	—	—	3,164
Foreign currency exchange gains (losses), net (17)	155	(459)	574	(1,787)
Current income tax expense	(2,435)	(12,180)	(7,185)	(18,177)
FFO related to temperature controlled distribution assets (8)	—	3,865	(25,363)	10,358

	(17,360)	(23,814)	(68,122)	(62,289)

Funds From Operations	158,518	140,864	410,595	374,526

Less preferred share dividends	6,354	6,354	19,062	19,392
Less excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236
Less minority interest	1,327	1,344	3,929	3,811

Funds From Operations Attributable to Common Shares	$150,837	$133,166	$387,604	$347,087

Weighted average Common Shares outstanding — basic	196,323	182,213	189,768	181,451
Weighted average Common Shares outstanding — diluted	206,760	192,043	200,022	190,751

Funds From Operations per Common Share:
Basic	$0.77	$0.73	$2.04	$1.91

Diluted	$0.74	$0.70	$1.96	$1.84

Calculation of Funds From Operations per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Basic Funds From Operations Attributable to Common Shares	$150,837	$133,166	$387,604	$347,087
Minority interest	1,327	1,344	3,929	3,811

Diluted Funds From Operations Attributable to Common Shares	$152,164	$134,510	$391,533	$350,898

Weighted average Common Shares outstanding — Basic	196,323	182,213	189,768	181,451
Weighted average limited partnership units, as if converted	5,539	5,219	5,540	4,863
Incremental weighted average effect of potentially dilutive instruments (a)	4,898	4,611	4,714	4,437

Weighted average Common Shares outstanding — Diluted	206,760	192,043	200,022	190,751

Diluted Funds From Operations per Common Share	$0.74	$0.70	$1.96	$1.84

(a) See page 2a.
See ProLogis’ Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to Funds From Operations on Page 5.
The definition of Funds From Operations is on page 3a.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 3

ProLogis

Third Quarter 2005
Unaudited Financial Results
ProLogis’ Definition of Funds From Operations

ProLogis’ Definition of Funds From Operations
Funds From Operations is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to Funds From Operations is Net Earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of Funds From Operations, modifications to the NAREIT calculation of Funds From Operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds From Operations, as defined by ProLogis, is presented as a supplemental financial measure. Funds From Operations is not used by ProLogis as, nor should it be considered to be, an alternative to Net Earnings computed under GAAP as an indicator of ProLogis’ operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of ProLogis’ ability to fund its cash needs.
Funds From Operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does ProLogis intend it to present, a complete picture of its financial condition and operating performance. ProLogis believes that GAAP Net Earnings remains the primary measure of performance and that Funds From Operations is only meaningful when it is used in conjunction with GAAP Net Earnings. Further, ProLogis believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.
NAREIT’s Funds From Operations measure adjusts GAAP Net Earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. ProLogis agrees that these two NAREIT adjustments are useful to investors for the following reasons:
     (a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds From Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of Funds From Operations reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
     (b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of Funds From Operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.
At the same time that NAREIT created and defined its Funds From Operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” ProLogis believes that financial analysts, potential investors and shareholders who review its operating results are best served by a defined Funds From Operations measure that includes other adjustments to GAAP Net Earnings in addition to those included in the NAREIT defined measure of Funds From Operations.
The ProLogis Defined Funds From Operations measure excludes the following items from GAAP Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) certain foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. Funds From Operations of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.
The items that ProLogis excludes from GAAP Net Earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on ProLogis’ results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that ProLogis excludes from GAAP Net Earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, ProLogis believes that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of ProLogis’ operating results along the same lines that ProLogis’ management uses in planning and executing its business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP Net Earnings that are included in arriving at the ProLogis Defined Funds From Operations measure are helpful to management in making real estate investment decisions and evaluating its current operating performance. ProLogis believes that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of ProLogis’ performance on the key measures of net asset value and current operating returns generated on real estate investments.
While ProLogis believes that its defined Funds From Operations measure is an important supplemental measure, neither NAREIT’s nor ProLogis’ measure of Funds From Operations should be used alone because they exclude significant economic components of GAAP Net Earnings and are, therefore, limited as an analytical tool. Some of these limitations are:
—Depreciation and amortization of real estate assets are economic costs that are excluded from Funds From Operations. Funds From Operations is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in Funds From Operations.
—Gains or losses from property dispositions represent changes in the value of the disposed properties. Funds From Operations, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
—The deferred income tax benefits and expenses that are excluded from ProLogis’ Defined Funds From Operations measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. ProLogis’ Defined Funds From Operations measure does not currently reflect any income or expense that may result from such settlement.
—The foreign currency exchange gains and losses that are excluded from ProLogis’ Defined Funds From Operations measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of ProLogis’ foreign currency-denominated net assets is indefinite as to timing and amount. ProLogis’ Funds From Operations measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
ProLogis compensates for these limitations by using its Funds From Operations measure only in conjunction with GAAP Net Earnings. To further compensate, ProLogis always reconciles its Funds From Operations measure to GAAP Net Earnings in its financial reports. Additionally, ProLogis provides investors with its complete financial statements prepared under GAAP, its definition of Funds From Operations, which includes a discussion of the limitations of using ProLogis’ non-GAAP measure, and a reconciliation of ProLogis’ GAAP measure (Net Earnings) to its non-GAAP measure (Funds From Operations as defined by ProLogis) so that investors can appropriately incorporate this ProLogis measure and its limitations into their analyses.
Supplemental Information Page 3a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Consolidated Statements of EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Revenues:
Rental income (9)(10)	$154,297	$136,201	$427,299	$411,937
Property management and other property fund fees (see pages 10 and 10a)	17,321	12,931	50,326	36,050
Development management fees and other CDFS income (7)	9,254	373	12,580	2,422

	180,872	149,505	490,205	450,409

Expenses:
Rental expenses (9)	39,139	34,439	115,682	106,466
General and administrative	23,816	20,678	71,589	60,381
Merger integration expenses (4)	8,288	—	8,288	—
Relocation expenses (5)	158	1,491	3,207	1,917
Other expenses	3,030	1,201	6,312	3,673

	74,431	57,809	205,078	172,437

Gains on dispositions of CDFS business assets, net (7)(11)(12)(13)	75,374	82,869	218,640	196,139

	181,815	174,565	503,767	474,111

Income from unconsolidated property funds (see pages 10 and 10a)	41,507	34,950	122,925	95,179
Income from CDFS joint ventures and other unconsolidated investees (14)	1,138	676	2,715	1,586
Interest and other income	3,179	829	6,356	2,037
Gain on partial disposition of investment in property fund (16)	—	—	—	3,164
Foreign currency exchange gains (losses), net (17)	155	(459)	574	(1,787)
EBITDA attributable to temperature controlled distribution assets (8)	—	4,559	1,673	12,291

EBITDA before minority interest	227,794	215,120	638,010	586,581
Less minority interest	1,327	1,344	3,929	3,811

EBITDA	$226,467	$213,776	$634,081	$582,770

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to EBITDA on Page 5a.
Footnote references are to pages 8, 8a and 8b.
ProLogis’ definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
EBITDA, as computed by ProLogis, does not represent Net Earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.
EBITDA generally represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA the following items are also excluded: (i) preferred dividends and charges related to the redemption of preferred  shares; (ii) the foreign currency exchange gains and losses that are also excluded in ProLogis’ definition of Funds From Operations (presented on page 3a); (iii) impairment charges; and (iv) gains and losses from the dispositions of non-CDFS business assets. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.
Supplemental Information Page 4

ProLogis
Third Quarter 2005
Unaudited Financial Results
Reconciliations of Net Earnings to Funds From Operations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Reconciliation of Net Earnings to Funds From Operations (see page 3a):
Net Earnings Attributable to Common Shares (see page 2)	$129,402	$79,758	$261,645	$202,550
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	44,761	39,450	125,687	117,724
Funds From Operations adjustment to gain on partial disposition of investment in property fund (16)	—	—	—	(164)
Reconciling items attributable to discontinued operations:
Gains recognized on dispositions of non-CDFS business assets, net (11)	(36,633)	(1,956)	(38,840)	(5,426)
Real estate related depreciation and amortization (11)	715	1,305	2,976	4,147

Totals discontinued operations	(35,918)	(651)	(35,864)	(1,279)
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see pages 10 and 10a):
Real estate related depreciation and amortization	13,229	11,002	38,841	29,106
Losses (gains) on dispositions of non-CDFS business assets, net	(469)	1	(805)	(719)
Other amortization items (19)	(1,604)	(902)	(4,061)	(2,435)

Totals ProLogis Property Funds	11,156	10,101	33,975	25,952
Other investees (14):
Real estate related depreciation and amortization	367	155	1,106	290
Losses on dispositions of non-CDFS business assets, net	—	720	—	1,368

Totals other investees	367	875	1,106	1,658

Totals NAREIT Defined Adjustments	20,366	49,775	124,904	143,891

Subtotals—NAREIT Defined Funds From Operations	149,768	129,533	386,549	346,441

Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange (gains) losses, net (17)	(4,587)	884	(7,749)	(11,669)
Deferred income tax expense	5,369	2,390	8,190	11,975
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (8)	—	(128)	(213)	(242)
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see pages 10 and 10a):
Foreign currency exchange (gains) losses, net (17)	44	502	(506)	754
Deferred income tax expense (benefit)	—	(228)	1,090	(385)

Totals ProLogis Property Funds	44	274	584	369

Other investees (14):
Deferred income tax expense	—	213	—	213
Foreign currency exchange losses, net	243	—	243	—

Totals other investees	243	213	243	213

Totals ProLogis Defined Adjustments	1,069	3,633	1,055	646

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 3 and 3a)	$150,837	$133,166	$387,604	$347,087

See ProLogis’ Consolidated Statements of Earnings on Page 2.
The definition of Funds From Operations is on page 3a.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 5

ProLogis
Third Quarter 2005
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Reconciliation of Net Earnings to EBITDA (see page 4):
Net Earnings Attributable to Common Shares (see page 2)	$129,402	$79,758	$261,645	$202,550
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations (see page 5)	20,366	49,775	124,904	143,891
ProLogis Defined Adjustments to compute Funds From Operations (see page 5)	1,069	3,633	1,055	646
Other adjustments to compute ProLogis’ EBITDA measure:
Interest expense	42,549	38,126	113,802	114,935
Depreciation of non-real estate assets	1,743	1,978	5,106	5,962
Depreciation of non-real estate assets included in relocation expenses (5)	88	663	842	928
Current income tax expense	2,435	12,180	7,185	18,177
Adjustments to CDFS gains for interest capitalized to disposed assets	4,105	7,246	19,102	30,406
Preferred share dividends	6,354	6,354	19,062	19,392
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236
Reconciling items attributable to discontinued operations:
Interest expense (11)	38	161	270	666
Current income tax expense (8)	—	694	172	1,933
Cumulative translation losses and impairment charge (8)	—	—	26,864	—
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see pages 10 and 10a):
Interest expense	16,618	12,278	49,501	36,207
Current income tax and other expense	1,496	893	3,933	2,645
Other amortization items (19)	(23)	(172)	(59)	(523)

Totals ProLogis Property Funds	18,091	12,999	53,375	38,329
Other investees (14):
Interest expense	61	—	160	—
Depreciation of non-real estate assets	71	72	209	237
Current income tax expense	95	137	328	482

Totals other investees	227	209	697	719

ProLogis’ EBITDA measure (see page 4)	$226,467	$213,776	$634,081	$582,770

See ProLogis’ Consolidated Statements of Earnings on Page 2.
The definition of EBITDA is on page 4.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 5a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005 (1)	2004 (2)

Assets:
Investments in real estate assets:
Industrial operating properties	$8,455,139	$5,047,414
Commercial and retail operating properties	716,894	—
Ground leases and other	547,727	—
Properties under development (including cost of land)	869,702	575,703
Land held for development (see page 7)	942,186	596,001
Other investments (20)	145,422	114,613

	11,677,070	6,333,731
Less accumulated depreciation	1,068,766	989,221

Net investments in real estate assets	10,608,304	5,344,510

Investments in and advances to unconsolidated investees (see page 7):
ProLogis Property Funds (21)	777,476	839,675
CDFS joint ventures and other unconsolidated investees (14)	273,079	68,838

Total investments in and advances to unconsolidated investees	1,050,555	908,513

Cash and cash equivalents	173,581	236,529
Accounts and notes receivable	335,137	92,015
Other assets	793,716	401,564
Discontinued operations-assets held for sale (8)(11)	17,474	114,668

Total assets	$12,978,767	$7,097,799

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 19)	$2,991,078	$960,002
Senior unsecured notes	1,869,533	1,962,316
Secured debt and assessment bonds	1,675,407	491,643
Construction costs payable	95,395	63,509
Accounts payable and accrued expenses	271,867	192,332
Other liabilities	552,413	196,240
Discontinued operations-assets held for sale (8)(11)	358	62,991

Total liabilities	7,456,051	3,929,033

Minority interest	58,496	66,273

Shareholders’ equity:
Series C Preferred Shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common Shares at $.01 par value per share	2,435	1,858
Additional paid-in capital	5,594,497	3,249,576
Accumulated other comprehensive income (22)	156,274	194,445
Distributions in excess of net earnings	(638,986)	(693,386)

Total shareholders’ equity	5,464,220	3,102,493

Total liabilities and shareholders’ equity	$12,978,767	$7,097,799

Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 6

ProLogis
Third Quarter 2005
Unaudited Financial Results
Selected Balance Sheet Information

Investments in and Advances to Unconsolidated Investees
(in thousands)

	September 30,	December 31,
	2005 (1)	2004 (2)

ProLogis Property Funds (see page 11):
ProLogis European Properties Fund	$272,674	$321,548
ProLogis California LLC	115,726	117,579
ProLogis North American Properties Fund I	33,107	35,707
ProLogis North American Properties Fund II	5,250	5,864
ProLogis North American Properties Fund III	4,732	4,908
ProLogis North American Properties Fund IV	2,799	3,022
ProLogis North American Properties Fund V	93,020	65,878
ProLogis North American Properties Funds VI-X	124,673	132,899
ProLogis North American Properties Fund XI	34,159	35,886
ProLogis North American Properties Fund XII (21)	—	41,401
ProLogis Japan Properties Fund I	91,336	74,983

Total investments in and advances to ProLogis Property Funds	777,476	839,675

CDFS joint ventures (14)	184,249	40,487

Other unconsolidated investees (14)	88,830	28,351

Total investments in and advances to unconsolidated investees	$1,050,555	$908,513

Land Owned and Controlled
(dollars in thousands)

	As of September 30, 2005 (1)
	Acres	Investment
Direct investment:
Land owned:
North America	4,976	$535,930
Europe	1,025	307,285
Asia	59	98,971

Total land owned (see page 6)	6,060	$942,186

Land controlled (LOI/option):
North America	526
Europe	656
Asia	146

Total land controlled	1,328

Total Direct Investment	7,388

Unconsolidated investees (owned and controlled):
ProLogis Property Funds:
North America (owned)	52

CDFS joint ventures (A):
North America (controlled)	281
Europe (19 acres owned and 365 acres controlled)	384
Asia (owned)	15

Total CDFS joint ventures	680

Total unconsolidated investees	732

Total land owned and controlled	8,120

COMMENT

(A)	Includes land for industrial development only.
Footnote references are to pages 8, 8a and 8b.
Supplemental Information Page 7

ProLogis
Third Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	On September 15, 2005, ProLogis completed its merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to net assets acquired based on their estimated fair values at the date of acquisition.

The purchase price was allocated as follows (in thousands):
Consideration:
Cash	$1,285,132
Stock	2,285,580
Transaction costs	41,374
Assumption of liabilities	1,749,834

Preliminary purchase price	5,361,920
Allocation to assets	(5,201,466)

Goodwill	$160,454

See comment (A) on page 16 for additional information on operating properties acquired.

The preliminary estimate of assets and liabilities acquired represents management’s best estimate based on currently available information; however, such estimate may be revised. ProLogis financed the cash portion of this transaction primarily through borrowings on a short-term bridge facility.

(2)	Certain 2004 amounts included in this Supplemental Information package have been reclassified to conform to the 2005 presentation.

(3)	On December 11, 2003, ProLogis called for the redemption of all of the remaining 5,000,000 Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004 at a total redemption value of $125.3 million. During the first quarter of 2004, ProLogis recognized a charge of $4.2 million associated with the excess of the redemption value over the carrying value of ProLogis’ remaining Series D Preferred Shares.

(4)	Represents costs incurred by ProLogis related to the Catellus Merger. ProLogis expects to incur integration costs through the first half of 2006. These costs include merger integration and employee transition costs as well as severance costs for certain ProLogis employees whose responsibilities became redundant after the Catellus Merger.

(5)	Represents the costs incurred (including accrued employee termination costs) associated with ProLogis’ relocation of its information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado and the move of its Denver corporate headquarters to a new building in Denver. Such relocations are expected to occur and costs are expected to be incurred through the first quarter of 2006. Costs include (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel and temporary facility costs; (iii) and accelerated depreciation associated with non-real estate assets whose useful life has been shortened due to the relocations.

(6)	The annual distribution rate for 2005 is $1.48 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board of Trustees.

(7)	The corporate distribution facilities services and other real estate development business (“CDFS business”) segment primarily represents the development of industrial distribution properties, the acquisition and rehabilitation or acquisition and repositioning of industrial distribution properties and other land and commercial development activities. It is generally ProLogis’ intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the properties to a third party. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties and gains or losses from the dispositions of land parcels that no longer fit into ProLogis’ development plans.

ProLogis includes the income generated in the CDFS business segment in its computation of Funds From Operations and EBITDA. Further, ProLogis has ownership interests in various unconsolidated joint ventures that engage in CDFS activities in Europe, the United States and China. See note 14. During the third quarter of 2005, CDFS income included $4.3 million of income from an investment that was recovered and had previously been reserved against CDFS income.

(8)	ProLogis owned a temperature-controlled distribution business in France, which was sold in July 2005. The assets and liabilities are shown as held for sale as of December 31, 2004 and the operations are included in discontinued operations for all periods presented, in the Consolidated Financial Statements. Due to the sale and liquidation of the business, ProLogis recognized an impairment charge and cumulative translation losses aggregating $26,864,000 during the first half of 2005. In connection with the sale, ProLogis received total proceeds of approximately €30.8 million (the currency equivalent of approximately $36.6 million as of the sale date) including a note receivable of €23.9 million (the currency equivalent of approximately $29.0 million as of September 30, 2005). The note bears interest at Euribor plus 1.1% and is due in July 2006.
Supplemental Information Page 8

ProLogis
Third Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(9)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Under the terms of the respective lease agreements, some or all of ProLogis’ rental expenses are recovered from its customers. Amounts recovered are included as a component of rental income. Rental expenses also include ProLogis’ direct expenses associated with its management of the ProLogis Property Funds’ operations. For properties that have been contributed to ProLogis Property Funds, ProLogis recognizes its share of the total operations of the Property Funds under the equity method and presents these amounts below Operating Income in its Consolidated Statements of Earnings, Funds From Operations and EBITDA.

(10)	Amounts include straight-line rents of $1,841,000 and $2,566,000 for the three months ended September 30, 2005 and 2004, respectively, and $5,230,000 and $7,423,000 for the nine months ended September 30, 2005 and 2004, respectively, and rental expense recoveries from customers of $29,559,000 and $23,977,000 for the three months ended September 30, 2005 and 2004, respectively, and $80,688,000 and $74,703,000 for the nine months ended September 30, 2005 and 2004, respectively.

(11)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the three months ended September 30, 2005, ProLogis began dispositions of its entire portfolio in three non-strategic markets-Kansas City, Oklahoma City and Tulsa, and completed the dispositions in September and October 2005. Of the 55 properties disposed of during 2005 (15 of the assets were disposed of in October 2005 and are included in assets held for sale at September 30, 2005), five properties were CDFS business assets.

The operations of the properties disposed of in 2005 for the three and nine months ended September 30, 2005 and 2004 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations in ProLogis’ Consolidated Statements of Earnings. In addition, the operations of the 20 properties sold during 2004 (ten of which were CDFS business assets) are presented as discontinued operations in ProLogis’ Consolidated Statements of Earnings for the three and nine months ended September 30, 2004. Interest expense represents interest directly attributable to these properties due to secured debt. These amounts are not presented as discontinued operations in either of ProLogis’ Consolidated Statements of Funds From Operations or EBITDA. The operating amounts that are presented as discontinued operations (other than the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Rental income	$2,219	$5,077	$9,126	$13,579
Rental expenses	(460)	(1,173)	(2,443)	(3,680)
Depreciation and amortization	(715)	(1,305)	(2,976)	(4,147)
Interest expense	(38)	(161)	(270)	(666)

	$1,006	$2,438	$3,437	$5,086

(12)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized is determined based on ProLogis’ continuing ownership interest in the contributed property that arises due to ProLogis’ ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the proceeds by recognizing a reduction to its investment in the applicable Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Fund in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the contributed real estate assets rather than on the Property Fund’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, the entire loss is recognized. See note 13 for the amount of cumulative gross proceeds that have not been recognized as of September 30, 2005.

Gross proceeds deferred related to contributions during the three months ended September 30, 2005 and 2004 were $16,403,000 and $10,072,000, respectively, and during the nine months ended September 30, 2005 and 2004 were $42,057,000 and $30,987,000, respectively. See page 17. When a property that ProLogis originally contributed to a ProLogis Property Fund is disposed of to a third party, ProLogis recognizes the amount of the gain that it had previously deferred as a part of its CDFS income during the period that the disposition occurs, in addition to ProLogis’ proportionate share of the gain or loss recognized by the Property Fund. Further, during periods when ProLogis’ ownership interest in a ProLogis Property Fund decreases, ProLogis will recognize gains to the extent that previously deferred proceeds are recognized to coincide with ProLogis’ new ownership interest in the ProLogis Property Fund.

(13)	As of September 30, 2005, the cumulative gross proceeds that have not been recognized in computing the gains from the contributions of properties by ProLogis to ProLogis Property Funds (before subsequent amortization) are presented below (in thousands). See note 12.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties Fund	$94,393	$9,344	$103,737
ProLogis California LLC	5,350	26,129	31,479
ProLogis North American Properties Fund I	8,278	862	9,140
ProLogis North American Properties Fund II	7,336	—	7,336
ProLogis North American Properties Fund III	5,651	337	5,988
ProLogis North American Properties Fund IV	3,805	810	4,615
ProLogis North American Properties Fund V	23,791	871	24,662
ProLogis North American Properties Funds VI-X	2,751	—	2,751
ProLogis Japan Properties Fund I	44,878	—	44,878

Totals	$196,233	$38,353	$234,586

Supplemental Information Page 8a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(14)	ProLogis invests in joint ventures that perform CDFS business activities (see note 7), in Europe, China and North America. ProLogis has a weighted ownership interest of 50% in the CDFS joint ventures. See pages 12 and 18a for additional information regarding industrial operating properties and industrial development activities of the joint ventures. In connection with the Catellus Merger, ProLogis acquired interests in several entities that engage in land and commercial development activities. In addition, ProLogis has varying ownership interests in other unconsolidated investees which primarily operate industrial, commercial and hotel properties.

(15)	Includes amortization of deferred loan costs of $1,306,000 and $1,370,000 for the three months ended September 30, 2005 and 2004, respectively, and $3,673,000 and $4,183,000 for the nine months ended September 30, 2005 and 2004, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $13,954,000 and $9,985,000 for the three months ended September 30, 2005 and 2004, respectively, and $41,535,000 and $26,671,000 for the nine months ended September 30, 2005 and 2004, respectively. The increase in capitalized interest is due to the significant increase in ProLogis’ development activities.

(16)	In June 2004, ProLogis disposed of a portion of its ownership interest in ProLogis North American Properties Fund V. As provided in certain formation agreements, ProLogis exchanged a certain portion of its investment into shares of Macquarie ProLogis Trust, the listed property trust in Australia that has an 86.0% ownership interest in ProLogis North American Properties Fund V. Upon receipt of the shares, they were immediately sold by ProLogis in the public market. ProLogis recognized a net gain of $3,328,000 in its Consolidated Statement of Earnings and a net gain of $3,164,000 on this disposition in both its Consolidated Statements of Funds From Operations and EBITDA.

(17)	Foreign currency exchange gains and losses that are recognized as a component of Net Earnings computed under GAAP generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis generally excludes these types of foreign currency exchange gains and losses from the ProLogis Defined Funds From Operations measure and also from its computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA. ProLogis’ definition of Funds From Operations is presented on page 3a and its definition of EBITDA is presented on page 4.

(18)	ProLogis reports its investments in the ProLogis Property Funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with the calculation of these measures by ProLogis. ProLogis’ definition of Funds From Operations is presented on page 3a and ProLogis’ definition of EBITDA is presented on page 4.

(19)	Consists primarily of adjustments to the amounts ProLogis recognizes under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See note 12.

(20)	Other investments primarily include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; (iv) costs incurred during the pre-construction phase related to future development projects; and (v) costs related to ProLogis’ corporate office buildings.

(21)	On September 30, 2005, ProLogis acquired the remaining 80% interest in ProLogis North American Properties Fund XII for approximately $235.0 million. The acquisition resulted in the addition of 12 buildings aggregating 3,363,810 square feet with an investment basis of $283.2 million, including ProLogis’ original 20% investment, to ProLogis’ direct owned portfolio.

(22)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. ProLogis also recognizes its proportionate share of the accumulated other comprehensive income balances of its unconsolidated investees.
Supplemental Information Page 8b

ProLogis
Third Quarter 2005
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Third
	Quarter 2005	ProLogis'		Pro Rata	Balance at
	Pro Forma	Ownership		Annualized	Acquisition
	NOI (B)	Interest		Pro Forma NOI	Date
Direct ownership properties:
Properties owned (B)	$116,154	100.0%	X 4	$464,616
Real estate assets acquired in Catellus Merger (C)					4,138,469
Real estate assets acquired from ProLogis North American Properties Fund XII (C)					283,185
ProLogis Property Funds — North America (B):
ProLogis California LLC	$15,755	50.0%	X 4	$31,510
ProLogis North American Properties Fund I	8,284	41.3%	X 4	13,685
ProLogis North American Properties Fund II	5,482	20.0%	X 4	4,386
ProLogis North American Properties Fund III	4,374	20.0%	X 4	3,499
ProLogis North American Properties Fund IV	3,337	20.0%	X 4	2,670
ProLogis North American Properties Fund V	29,202	11.4%	X 4	13,316
ProLogis North American Properties Funds VI — X	23,237	20.0%	X 4	18,590
ProLogis North American Properties Funds XI	2,601	20.0%	X 4	2,081

Subtotal North America				89,737

ProLogis Property Funds — Asia (B):

ProLogis Japan Properties Fund I	$19,296	20.0%	X 4	$15,437

Total Property Funds—North America and Asia				$105,174

	Third Quarter
	2005 Actual		Annualized Fees
Fee income (includes all ProLogis Property Funds) (see page 10)	$17,321	X 4	$69,284

		Actual Twelve
		Months Ended
	Third Quarter	September 30,
Income from CDFS business:	2005 Actual	2005
Funds From Operations from CDFS business:
Gains on dispositions of CDFS business assets, net	$71,268	$243,491
Development management fees and other CDFS income	9,254	12,856

	80,522	256,347
Recognition of previously deferred disposition proceeds (see note 12 on page 8a)	—	—
Gross amount of disposition proceeds that have not been recognized in Funds From Operations on current period contributions (see note 12 on page 8a)	16,403	54,503

	$96,925	$310,850

Balance Sheet Items

Balance at
September 30,
2005
Investment in ProLogis European Properties Fund (D)	$466,408

Net assets held for sale (discontinued operations) (E)	$17,116

Investments in unconsolidated investees other than ProLogis Property Funds (see page 7):
CDFS joint ventures	$184,249
Other unconsolidated investees	88,830

Total investments in unconsolidated investees other than ProLogis Property Funds	$273,079

Investments in land and development projects:
Development projects in process (see pages 6 and 18)	$869,702
Land held for development (see pages 6 and 7)	942,186

Total investments in land and development projects	$1,811,888

Other assets:
Cash and cash equivalents	$173,581
Deposits, prepaid assets and other tangible assets (F)	472,801
Accounts and notes receivable	335,137
ProLogis’ share of other tangible assets of ProLogis Property Funds (G)	35,759

Total other assets	$1,017,278

Liabilities and preferred equity:
ProLogis’ total liabilities (excluding liabilities associated with discontinued operations-assets held for sale)	$(7,455,693)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 11) (G)	(743,270)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (G)	(29,314)

Total liabilities	(8,228,277)
Preferred Shares	(350,000)

Total liabilities and preferred equity	$(8,578,277)

ProLogis’ Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
     ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.
Supplemental Information Page 9

ProLogis
Third Quarter 2005
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (“NOI”) for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund, for the three months ended September 30, 2005 follows (amounts in thousands). ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment D) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund I

Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 3 and 10)	$154,297	$19,189	$10,556	$7,010	$5,802	$4,231	$37,754	$30,644	$4,610	$18,498
Straight-lined rents (b)	(1,871)	(253)	(196)	(132)	(160)	(117)	(1,610)	(974)	(242)	(837)
Net termination fees (c)	(163)	(202)	—	(60)	(51)	—	56	(38)	(63)	—

Adjusted rental income	152,263	18,734	10,360	6,818	5,591	4,114	36,200	29,632	4,305	17,661

Rental expenses, computed under GAAP (see pages 3 and 10)	(39,139)	(3,155)	(2,183)	(1,396)	(1,286)	(815)	(7,335)	(6,712)	(1,755)	(2,482)
Certain fees paid to ProLogis (d)	—	176	107	60	69	38	337	317	51	—

Adjusted rental expenses	(39,139)	(2,979)	(2,076)	(1,336)	(1,217)	(777)	(6,998)	(6,395)	(1,704)	(2,482)

Adjusted NOI	113,124	15,755	8,284	5,482	4,374	3,337	29,202	23,237	2,601	15,179
Other adjustments (e) (f)	3,030	—	—	—	—	—	—	—	—	4,117

Pro Forma NOI	$116,154	$15,755	$8,284	$5,482	$4,374	$3,337	$29,202	$23,237	$2,601	$19,296

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at September 30, 2005.

(f)	For ProLogis North American Properties Fund V and ProLogis Japan Properties Fund I, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.
(C)	Due to the recent Catellus Merger on September 15, 2005 and the acquisition of the remaining interests in ProLogis North American Properties Fund XII on September 30, 2005, these amounts represent the purchase price allocated to real estate assets, not included in the Balance Sheet Items below.

(D)	At September 30, 2005, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on September 30, 2005	34,786
Net Asset Value per unit at December 31, 2004 in euros (g)	10.99

Total Net Asset Value at September 30, 2005 in euros	382,298
Euro to U.S. dollar exchange rate at September 30, 2005	1.2042

Total Net Asset Value at September 30, 2005 in U.S. dollars	$460,363
ProLogis’ share of Funds From Operations since December 31, 2004 (h)	24,411
Less dividends received by ProLogis since December 31, 2004	(27,269)
Net amounts owed to ProLogis	8,903

$466,408

(g)	Based on an independent third party valuation as of December 31, 2004.

(h)	Represents ProLogis’ share of Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (December 31, 2004) excluding management fee income which is paid to ProLogis on a current basis. See page 10.
(E)	The assets held for sale represent fifteen industrial properties in the Tulsa and Oklahoma City markets which were sold in October 2005.

(F)	These items are reflected in ProLogis’ Consolidated Balance Sheets as components of Other assets and Investments in real estate — Other investments.

(G)	Excludes ProLogis European Properties Fund. See comment D.
Supplemental Information Page 9a

ProLogis
Third Quarter 2005
Unaudited Financial Results
ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis		ProLogis'
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		Share of the
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Property
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund XII (I)	Fund I	Total	Funds
	For the Three Months Ended September 30, 2005 (A)

EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$94,687	$19,189	$10,556	$7,010	$5,802	$4,231	$37,754	$30,644	$4,610	$5,426	$18,498	$238,407	$53,955
Rental expenses:
Property management fees paid to ProLogis (B)	(724)	(674)	(324)	(180)	(227)	(112)	(1,098)	(1,120)	(190)	(100)	—	(4,749)	(1,138)
Other	(16,573)	(2,481)	(1,859)	(1,216)	(1,059)	(703)	(6,237)	(5,592)	(1,565)	(1,138)	(2,482)	(40,905)	(9,050)

Total rental expenses	(17,297)	(3,155)	(2,183)	(1,396)	(1,286)	(815)	(7,335)	(6,712)	(1,755)	(1,238)	(2,482)	(45,654)	(10,188)

Net operating income from properties	77,390	16,034	8,373	5,614	4,516	3,416	30,419	23,932	2,855	4,188	16,016	192,753	43,767

Other income (expense)	(90)	26	(6)	—	(18)	(14)	(417)	80	(8)	(31)	(227)	(705)	(102)
Asset management and other fees paid to ProLogis (B)	(6,810)	—	(170)	(295)	(262)	(180)	(102)	(913)	(245)	(56)	(1,194)	(10,227)	(2,181)

EBITDA of the Property Fund (C)	70,490	16,060	8,197	5,319	4,236	3,222	29,900	23,099	2,602	4,101	14,595	181,821	41,484

Current income tax and other expense	(6,567)	(4)	(18)	—	(3)	(7)	(636)	(10)	—	—	42	(7,203)	(1,496)
Third party interest expense	(27,075)	(5,742)	(4,618)	(2,838)	(2,704)	(1,760)	(10,243)	(12,368)	(800)	(728)	(2,936)	(71,812)	(16,618)

Funds From Operations of the Property Fund (D)	36,848	10,314	3,561	2,481	1,529	1,455	19,021	10,721	1,802	3,373	11,701	102,806	23,370

Real estate related depreciation and amortization	(20,958)	(4,997)	(2,573)	(1,395)	(1,326)	(893)	(9,269)	(8,964)	(1,770)	(2,445)	(3,627)	(58,217)	(13,229)
Gains on other dispositions, net	2,172	—	—	—	—	—	—	—	—	—	—	2,172	469
Foreign currency exchange losses, net	(203)	—	—	—	—	—	—	—	—	—	—	(203)	(44)
Deferred income tax expense	8	—	—	—	—	—	—	—	—	—	—	8	—

Net Earnings of the Property Fund (E)	$17,867	$5,317	$988	$1,086	$203	$562	$9,752	$1,757	$32	$928	$8,074	$46,566	$10,566

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see pages 2, 3, 4, 5 and 5a):
ProLogis’ average ownership interest for the three-month period (F)	21.6%	50.0%	41.3%	20.0%	20.0%	20.0%	11.4%	20.0%	20.0%	20.0%	20.0%	22.7%

ProLogis’ share of the Property Fund’s EBITDA	15,226	8,030	3,385	1,064	847	644	3,408	4,620	520	820	2,919	41,483
Fees paid to ProLogis (G)	7,533	922	542	520	640	337	2,828	2,215	435	156	1,193	17,321
Other (H)	—	(110)	(31)	(7)	(7)	(4)	(29)	(12)	—	—	224	24

EBITDA recognized by ProLogis (C)	$22,759	$8,842	$3,896	$1,577	$1,480	$977	$6,207	$6,823	$955	$976	$4,336	$58,828

ProLogis’ share of the Property Fund’s Funds From Operations	7,959	5,157	1,471	496	306	291	2,169	2,145	361	675	2,340	23,370
Fees paid to ProLogis (G)	7,533	922	542	520	640	337	2,828	2,215	435	156	1,193	17,321
Other (H)	—	(61)	(31)	—	(8)	(3)	(21)	(52)	—	(1)	224	47

Funds From Operations recognized by ProLogis (D)	$15,492	$6,018	$1,982	$1,016	$938	$625	$4,976	$4,308	$796	$830	$3,757	$40,738

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	3,859	2,658	408	217	41	113	1,111	352	7	186	1,614	10,566
Fees paid to ProLogis (G)	7,533	922	542	520	640	337	2,828	2,215	435	156	1,193	17,321
Other (H)	533	210	48	47	31	26	396	(20)	—	—	380	1,651

Net Earnings recognized by ProLogis (E)	$11,925	$3,790	$998	$784	$712	$476	$4,335	$2,547	$442	$342	$3,187	$29,538

	For the Three Months Ended September 30, 2004 (I)

EBITDA recognized by ProLogis (C)	$19,192	$8,319	$4,050	$1,535	$1,279	$994	$4,698	$4,040	$561	$629	$2,584	$47,881

Funds From Operations recognized by ProLogis (D)	$13,333	$5,709	$2,144	$968	$738	$641	$4,092	$4,040	$475	$515	$2,227	$34,882

Net Earnings recognized by ProLogis (E)	$8,772	$3,747	$1,184	$743	$531	$469	$3,625	$3,035	$233	$259	$1,909	$24,507

COMMENTS

(A)	All ProLogis Property Funds were operating throughout the period.

(B)	These fees are paid to ProLogis on a current basis.

(C)	See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5a. ProLogis’ definition of EBITDA is presented on page 4.

(D)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Net Earnings to Funds From Operations on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.

(E)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(F)	The total average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings and/or loss of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment G and note 12 on page 8a.

(I)	ProLogis North American Properties Funds VI through X began operations on June 30, 2004. ProLogis acquired its ownership interests in ProLogis North American Properties Funds XI and XII on August 4, 2004 and on September 30, 2005, ProLogis purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the assets are now direct owned properties. This information does not include a gain on sale, as ProLogis deferred its portion of the gain by recognizing a reduction in its investment in the acquired assets. See note 21 on page 8b.

Supplemental Information Page 10

ProLogis
Third Quarter 2005
Unaudited Financial Results
ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis		ProLogis'
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		Share of the
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Property
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund XII (I)	Fund I	Total	Funds
	For the Nine Months Ended September 30, 2005 (A)

EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$275,211	$60,293	$31,962	$20,508	$16,730	$12,587	$111,505	$88,440	$13,877	$16,519	$48,505	$696,137	$158,937
Rental expenses:
Property management fees paid to ProLogis (B)	(2,120)	(2,046)	(953)	(593)	(648)	(332)	(3,088)	(3,260)	(613)	(482)	—	(14,135)	(3,412)
Other	(38,362)	(9,015)	(5,585)	(4,068)	(3,245)	(2,017)	(17,627)	(18,706)	(3,164)	(3,127)	(6,296)	(111,212)	(25,234)

Total rental expenses	(40,482)	(11,061)	(6,538)	(4,661)	(3,893)	(2,349)	(20,715)	(21,966)	(3,777)	(3,609)	(6,296)	(125,347)	(28,646)

Net operating income from properties	234,729	49,232	25,424	15,847	12,837	10,238	90,790	66,474	10,100	12,910	42,209	570,790	130,291

Other income (expense)	(3,301)	47	(70)	(19)	(64)	(53)	121	(341)	(19)	1	(555)	(4,253)	(915)
Asset management and other fees paid to ProLogis (B)	(20,070)	(10)	(503)	(888)	(793)	(543)	(329)	(2,674)	(805)	(221)	(3,301)	(30,137)	(6,430)

EBITDA of the Property Fund (C)	211,358	49,269	24,851	14,940	11,980	9,642	90,582	63,459	9,276	12,690	38,353	536,400	122,946

Current income tax and other expense	(17,320)	(22)	(73)	(1)	(11)	(30)	(1,070)	(101)	—	—	—	(18,628)	(3,933)
Third party interest expense	(81,022)	(17,437)	(13,797)	(8,513)	(8,109)	(5,281)	(27,472)	(37,830)	(2,403)	(2,696)	(7,428)	(211,988)	(49,501)

Funds From Operations of the Property Fund (D)	113,016	31,810	10,981	6,426	3,860	4,331	62,040	25,528	6,873	9,994	30,925	305,784	69,512

Real estate related depreciation and amortization	(64,140)	(14,992)	(7,686)	(4,150)	(3,882)	(2,672)	(24,555)	(26,668)	(5,420)	(6,270)	(8,523)	(168,958)	(38,841)
Gains on other dispositions, net	3,680	—	—	—	—	—	—	49	—	—	—	3,729	805
Foreign currency gains, net	2,343	—	—	—	—	—	—	—	—	—	—	2,343	506
Deferred income tax expense	(5,046)	—	—	—	—	—	—	—	—	—	—	(5,046)	(1,090)

Net Earnings (Loss) of the Property Fund (E)	$49,853	$16,818	$3,295	$2,276	$(22)	$1,659	$37,485	$(1,091)	$1,453	$3,724	$22,402	$137,852	$30,892

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund recognized under the equity method (see pages 2, 3, 4, 5 and 5a):
ProLogis’ average ownership interest for the nine-month period (F)	21.6%	50.0%	41.3%	20.0%	20.0%	20.0%	11.4%	20.0%	20.0%	20.0%	20.0%	22.7%

ProLogis’ share of the Property Fund’s EBITDA	45,653	24,635	10,263	2,988	2,396	1,928	10,326	12,692	1,855	2,538	7,671	122,945
Fees paid to ProLogis (G)	22,189	2,851	1,727	1,670	1,668	972	7,253	6,570	1,419	706	3,301	50,326
Other (H)	—	(335)	(85)	(16)	(18)	(13)	(81)	(21)	—	—	549	(20)

EBITDA recognized by ProLogis (C)	$67,842	$27,151	$11,905	$4,642	$4,046	$2,887	$17,498	$19,241	$3,274	$3,244	$11,521	$173,251

ProLogis’ share of the Property Fund’s Funds From Operations	24,411	15,905	4,535	1,285	772	866	7,073	5,106	1,375	1,999	6,185	69,512
Fees paid to ProLogis (G)	22,189	2,851	1,727	1,670	1,668	972	7,253	6,570	1,419	706	3,301	50,326
Other (H)	—	(395)	(85)	(9)	(19)	(12)	149	(151)	(2)	14	549	39

Funds From Operations recognized by ProLogis (D)	$46,600	$18,361	$6,177	$2,946	$2,421	$1,826	$14,475	$11,525	$2,792	$2,719	$10,035	$119,877

ProLogis’ share of the Property Fund’s Net Earnings	10,768	8,409	1,361	455	(4)	332	4,273	(218)	291	745	4,480	30,892
Fees paid to ProLogis (G)	22,189	2,851	1,727	1,670	1,668	972	7,253	6,570	1,419	706	3,301	50,326
Other (H)	1,570	424	147	125	95	77	838	(72)	(2)	15	883	4,100

Net Earnings recognized by ProLogis (E)	$34,527	$11,684	$3,235	$2,250	$1,759	$1,381	$12,364	$6,280	$1,708	$1,466	$8,664	$85,318

	For the Nine Months Ended September 30, 2004 (I)

EBITDA recognized by ProLogis (C)	$56,590	$25,029	$12,334	$4,650	$4,156	$2,912	$13,770	$4,046	$561	$629	$6,552	$131,229

Funds From Operations recognized by ProLogis (D)	$39,461	$17,173	$6,600	$2,947	$2,533	$1,853	$11,580	$4,046	$475	$515	$5,717	$92,900

Net Earnings recognized by ProLogis (E)	$27,078	$12,030	$3,743	$2,276	$1,929	$1,412	$9,521	$3,041	$233	$259	$5,057	$66,579

COMMENTS

(A)	All ProLogis Property Funds were operating throughout the period.

(B)	These fees are paid to ProLogis on a current basis.

(C)	See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5a. ProLogis’ definition of EBITDA is presented on page 4.

(D)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Net Earnings to Funds From Operations on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.

(E)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(F)	The total average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings and/or loss of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment G and note 12 on page 8a.

(I)	ProLogis North American Properties Funds VI through X began operations on June 30, 2004. ProLogis acquired its ownership interests in ProLogis North American Properties Funds XI and XII on August 4, 2004 and on September 30, 2005, ProLogis purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the assets are now direct owned properties. This information does not include a gain on sale, as ProLogis deferred its portion of the gain by recognizing a reduction in its investment in the acquired assets. See note 21 on page 8b.

Supplemental Information Page 10a

ProLogis
Third Quarter 2005
Unaudited Financial Results
ProLogis Property Funds — Balance Sheets
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI -X	Fund XI	Fund I	Total

Selected Balance Sheet Items of the ProLogis Property Funds:

Operating properties, before depreciation	$3,776,078	$689,845	$377,634	$236,728	$211,992	$142,253	$1,390,143	$1,507,702	$228,468	$1,201,926	$9,762,769

Other assets, net of other liabilities	$(12,380)	$13,118	$3,013	$4,366	$3,912	$4,417	$(62,662)	$56,152	$9,145	$(219,442)	$(200,361)

Total assets, before depreciation, net of other liabilities	$3,763,698	$702,963	$380,647	$241,094	$215,904	$146,670	$1,327,481	$1,563,854	$237,613	$982,484	$9,562,408

Third party debt	$1,952,834	$331,056	$242,304	$165,000	$150,259	$103,171	$714,800	$906,219	$66,778	$589,483	$5,221,904

ProLogis’ ownership interest as of September 30, 2005	21.6%	50.0%	41.3%	20.0%	20.0%	20.0%	11.4%	20.0%	20.0%	20.0%	22.5%	(A)

ProLogis’ Share of the ProLogis Property Funds’ Balances:

ProLogis’ Balance Sheet Investment (see page 7)	$272,674	$115,726	$33,107	$5,250	$4,732	$2,799	$93,020	$124,673	$34,159	$91,336	$777,476
Add (Deduct):
ProLogis’ share of third party debt	421,812	165,528	100,072	33,000	30,052	20,634	81,487	181,244	13,356	117,897	1,165,082
ProLogis’ share of depreciation and amortization	55,194	41,276	18,735	3,975	3,362	2,060	6,030	6,969	1,492	2,577	141,670
Gross proceeds not recognized on a cumulative basis (before amortization) (B)	103,737	31,479	9,140	7,336	5,988	4,615	24,662	2,751	—	44,878	234,586
Other (C)	(40,458)	(2,527)	(3,847)	(1,342)	(953)	(774)	(53,866)	(2,866)	(1,484)	(60,191)	(168,308)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$812,959	$351,482	$157,207	$48,219	$43,181	$29,334	$151,333	$312,771	$47,523	$196,497	$2,150,506

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	See note 13 on page 8a.

(C)	Generally consists of: (i) intercompany balances; (ii) additional basis in the investments that have been recorded directly by ProLogis; (iii) adjustments necessary to reflect ProLogis’ share of the retained earnings of the property fund based on ProLogis’ ownership at the time the earnings were recognized for those property funds (applicable when ProLogis’ ownership has varied over time); and (iv) ProLogis’ proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund I (cumulative foreign currency translation adjustments). See note 21 on page 8b.

Supplemental Information Page 11

ProLogis
Third Quarter 2005
Unaudited Financial Results
Leased and Physical Occupancy Analysis
By Ownership
(in thousands, except for percentages)

	Square	Current	September 30, 2005		December 31, 2004 (A)
	Feet	Investment	Leased	Occupied	Leased	Occupied

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	156,432	$7,120,861	92.43%	91.77%	89.86%	89.22%
Europe	5,542	358,345	75.39%	75.39%	50.06%	48.65%
Asia	964	69,261	100.00%	100.00%	100.00%	100.00%

Total Direct Investment—Stabilized	162,938	7,548,467	91.89%	91.26%	88.71%	88.04%

CDFS Joint Ventures (C):
Asia	1,788	61,327	87.29%	87.29%	100.00%	63.94%

Total CDFS joint ventures	1,788	61,327	87.29%	87.29%	100.00%	63.94%

ProLogis Property Funds (C):
ProLogis California LLC	14,211	689,845	94.38%	93.65%	99.77%	99.42%
ProLogis North American Properties Fund I	9,406	377,634	92.16%	90.78%	93.77%	93.45%
ProLogis North American Properties Fund II	4,477	236,728	93.36%	93.36%	97.65%	95.63%
ProLogis North American Properties Fund III	4,380	211,992	95.91%	94.84%	89.29%	89.29%
ProLogis North American Properties Fund IV	3,475	142,253	98.07%	95.89%	97.34%	97.34%
ProLogis North American Properties Fund V	33,187	1,390,143	97.43%	97.35%	98.76%	96.79%
ProLogis North American Properties Fund VI-X	25,397	1,507,702	92.04%	91.49%	85.04%	84.93%
ProLogis North American Properties Fund XI	4,315	228,468	98.37%	98.37%	95.50%	95.50%
ProLogis European Properties Fund	51,371	3,776,078	96.44%	95.61%	97.22%	95.35%
ProLogis Japan Properties Fund I	7,027	1,201,926	99.65%	96.44%	99.15%	99.09%

Total ProLogis Property Funds	157,246	9,762,769	95.63%	94.88%	95.31%	94.19%

Total Industrial Stabilized Portfolio	321,972	$17,372,563	93.69%	93.01%	92.29%	91.29%
Total Retail Portfolio	779	216,530	99.51%	99.51%	—	—
Total Office Portfolio	1,089	295,832	99.98%	99.98%	—	—

Total Stabilized Portfolio	323,840	$17,884,925	93.73%	93.05%	92.29%	91.29%

Total Operating Portfolio (D):
Industrial Portfolio:
Direct Investment:
North America	169,063	$7,760,377	88.55%	86.83%	88.13%	87.18%
Europe	8,739	591,083	56.22%	51.07%	43.57%	42.49%
Asia	1,529	103,679	88.24%	86.05%	59.72%	34.45%

Total Direct Investment—Total Portfolio	179,331	8,455,139	86.97%	85.08%	86.18%	84.95%

CDFS Joint Ventures (C):
North America	811	18,794	—	—	—	—
Asia	2,475	77,932	75.41%	68.42%	97.77%	62.51%

Total CDFS joint ventures	3,286	96,726	56.79%	51.53%	97.77%	62.51%

ProLogis Property Funds (C):
ProLogis California LLC	14,211	689,845	94.38%	93.65%	99.77%	99.42%
ProLogis North American Properties Fund I	9,406	377,634	92.16%	90.78%	93.77%	93.45%
ProLogis North American Properties Fund II	4,477	236,728	93.36%	93.36%	97.65%	95.63%
ProLogis North American Properties Fund III	4,380	211,992	95.91%	94.84%	89.29%	89.29%
ProLogis North American Properties Fund IV	3,475	142,253	98.07%	95.89%	97.34%	97.34%
ProLogis North American Properties Fund V	33,187	1,390,143	97.43%	97.35%	98.76%	96.79%
ProLogis North American Properties Fund VI-X	25,397	1,507,702	92.04%	91.49%	85.04%	84.93%
ProLogis North American Properties Fund XI	4,315	228,468	98.37%	98.37%	95.50%	95.50%
ProLogis European Properties Fund	51,371	3,776,078	96.44%	95.61%	97.22%	95.35%
ProLogis Japan Properties Fund I	7,027	1,201,926	99.65%	96.44%	99.15%	99.09%

Total ProLogis Property Funds	157,246	9,762,769	95.63%	94.88%	95.31%	94.19%

Total Industrial Portfolio	339,863	$18,314,634	90.68%	89.29%	91.01%	89.76%
Total Retail Portfolio	1,111	293,456	91.30%	89.37%	—	—
Total Office Portfolio	2,107	423,438	81.74%	81.08%	—	—

Total Operating Portfolio	343,081	$19,031,528	90.63%	89.24%	91.01%	89.76%

COMMENTS

(A)	The stabilized portfolio at December 31, 2004 consisted of 277,733 square feet and the total operating portfolio at December 31, 2004 consisted of 284,309 square feet, both including CDFS industrial joint ventures.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially leased, defined as 93% or greater.

(C)	The investment amount represents the CDFS joint venture’s/property fund’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties. Prestable properties are development or acquisition properties that have been completed or held for less than 12 months and are not substantially leased, defined as 93% or greater.
Supplemental Information Page 12

ProLogis
Third Quarter 2005
Unaudited Financial Results
Leased and Physical Occupancy Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

	Square	Current	September 30, 2005
	Feet	Investment	Leased	Occupied

Stabilized Portfolio (B):
North America:
Direct Investment Industrial operating properties	147,419	$6,791,763	92.56%	92.06%
Retail operating properties	779	216,530	99.51%	99.51%
Office operating properties	1,089	295,832	99.98%	99.98%
CDFS properties — repositioned acquisitions	4,575	147,469	87.58%	86.96%
CDFS properties — completed developments	4,438	181,629	92.95%	87.28%

Total Direct Investment — North America	158,300	7,633,223	92.51%	91.87%

ProLogis Property Funds (C)	98,848	4,784,765	94.92%	94.39%

Total North America Stabilized Properties	257,148	12,417,988	93.44%	92.84%

Europe:
Direct Investment Operating properties	838	35,575	100.00%	100.00%
CDFS properties — repositioned acquisitions	920	43,789	77.60%	77.60%
CDFS properties — completed developments	3,784	278,981	69.40%	69.40%

Total Direct Investment — Europe	5,542	358,345	75.39%	75.39%

ProLogis Property Funds (C)	51,371	3,776,078	96.44%	95.61%

Total Europe Stabilized Properties	56,913	4,134,423	94.39%	93.64%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	150	11,417	100.00%	100.00%
CDFS properties — completed developments	814	57,844	100.00%	100.00%
CDFS joint ventures (C)	1,788	61,327	87.29%	87.29%
ProLogis Property Funds (C)	7,027	1,201,926	99.65%	96.44%

Total Asia Stabilized Properties	9,779	1,332,514	97.43%	95.12%

Total Stabilized Portfolio	323,840	$17,884,925	93.73%	93.05%

Operating Portfolio (D):
North America:
Total North America Stabilized Properties	257,148	$12,417,988	93.44%	92.84%
Prestabilized Properties
Industrial operating properties	6,850	428,878	55.28%	40.26%
Retail operating properties	332	76,926	72.06%	65.60%
Office operating properties	1,018	127,606	62.24%	60.86%
CDFS properties — repositioned acquisitions	969	31,191	12.94%	0.00%
CDFS properties — completed developments	4,812	179,446	25.16%	9.92%
CDFS joint ventures (C)	811	18,794	0.00%	0.00%

Total Prestabilized Properties — North America	14,792	862,841	40.53%	27.53%

Total North America Operating Portfolio	271,940	13,280,829	90.56%	89.29%

Europe:
Total Europe Stabilized Properties	56,913	4,134,423	94.39%	93.64%
Prestabilized Properties
CDFS properties — repositioned acquisitions	240	14,752	0.00%	0.00%
CDFS properties — completed developments	2,957	217,986	24.86%	9.63%

Total Prestabilized Properties — Europe	3,197	232,738	22.99%	8.91%

Total Europe Operating Portfolio	60,110	4,367,161	90.59%	89.13%

Asia:
Total Asia Stabilized Properties	9,779	1,332,514	97.43%	95.12%
Prestabilized Properties
CDFS properties — completed developments	565	34,418	68.18%	62.25%
CDFS joint ventures (C)	687	16,606	44.49%	19.28%

Total Prestabilized Properties — Asia	1,252	51,024	55.19%	38.68%

Total Asia Operating Portfolio	11,031	1,383,538	92.64%	88.71%

Total Operating Portfolio	343,081	$19,031,528	90.63%	89.24%

Comments are on page 12.
Supplemental Information Page 12a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Lease Expirations and Top 25 Customers
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

	Direct Investment			ProLogis Property Funds and CDFS Joint Ventures
			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (B)	Base Rents	Square Footage	Rents (B)	Base Rents

2005 (C)	13,551	$45,995	6.85%	6,640	$26,359	2.60%
2006	26,773	113,531	16.91%	13,756	61,931	6.11%
2007	21,795	92,694	13.81%	15,455	78,583	7.76%
2008	23,828	101,172	15.07%	16,026	74,820	7.38%
2009	18,987	77,339	11.52%	18,194	92,725	9.15%
2010	17,623	73,839	11.00%	13,207	73,685	7.27%
2011	8,599	36,469	5.43%	13,522	65,032	6.42%
2012	8,222	40,594	6.05%	10,346	61,012	6.02%
2013	4,490	18,842	2.81%	9,973	179,870	17.75%
2014	5,737	25,028	3.73%	8,835	95,376	9.41%
2015	2,990	15,277	2.28%	9,715	72,788	7.19%
Thereafter	2,682	30,444	4.54%	15,219	131,048	12.94%

Totals	155,277	$671,224	100.00%	150,888	$1,013,229	100.00%

Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (D)(E)

Percentage of
Annualized	Number
Rank	Customer Name	Base Rent (F)	of Leases

1	Deutsche Post AG (DHL)	2.02%	48
2	TPG N.V. (TNT Automotive)	1.69%	16
3	Exel Logistics	1.57%	36
4	Home Depot, Inc.	1.51%	16
5	Unilever	1.36%	7
6	NOL Group (Neptune Orient Lines)	1.34%	18
7	NYK Line (Nippon Yusen Kaisha)	1.34%	14
8	Nippon Express Group	1.26%	15
9	Gap, Inc.	1.06%	2
10	Sears Roebuck and Co.	0.89%	13
11	Altria Group, Inc. (Kraft)	0.89%	9
12	ID Logistics France	0.81%	8
13	FM Logistic	0.67%	6
14	General Electric Company, Inc.	0.59%	16
15	FedEx Corporation	0.58%	21
16	Amazon.com, Inc.	0.58%	3
17	Hitachi, Ltd.	0.53%	4
18	Royal Ahold (Koninklijke Ahold NV)	0.53%	6
19	Geodis Logistics	0.50%	7
20	Wal-Mart Stores, Inc.	0.49%	6
21	STS Corporation	0.47%	1
22	Goodyear Tire & Rubber Co.	0.45%	4
23	Brandt Appliances SAS	0.43%	3
24	Mohawk Industries, Inc.	0.41%	14
25	PSA (Peugeot)	0.40%	7

Total	22.37%	(G)	300

COMMENTS

(A)	Includes the industrial, office and retail operating portfolio. Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of September 30, 2005, the average base rent per square foot is $4.16 (Direct Investment) and $5.34 (ProLogis Property Funds and CDFS industrial joint ventures).

(C)	Includes amounts leased on a month-to-month basis of (in thousands) 3,986 square feet (Direct Investment) and 3,038 square feet (ProLogis Property Funds and CDFS industrial joint ventures).

(D)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by ProLogis Property Funds and CDFS industrial joint ventures.

(E)	As of September 30, 2005, ProLogis (including ProLogis Property Funds and CDFS industrial joint ventures) had 312 Focus 500 Customers (targeted users of distribution space). These customers lease (in thousands) 163,200 square feet of distribution space representing 53.0% of the total industrial operating portfolio as of September 30, 2005.

(F)	Percentage is based on the annualized collected base rents as of September 30, 2005.

(G)	The Top 25 customers when considering only the annualized collected base rents in ProLogis’ Direct Investment properties was 19.52% of ProLogis’ total annualized collected base rents as of September 30, 2005.
Supplemental Information Page 13

ProLogis
Third Quarter 2005
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

		(in thousands)	(in thousands)		(in thousands)

First Quarter	481	21,318	15,995	$0.96	15,673	-2.0%	75.0%

Second Quarter	490	22,859	18,105	$1.17	17,483	-2.0%	74.3%

Third Quarter	447	22,904	16,842	$1.12	15,513	-0.2%	66.4%

Year to Date	1,418	67,081	50,942	$1.07	48,669	-1.7%	70.6%
Actual Capital Expenditures
For the Nine Months Ended September 30, 2005
(in thousands, except for percentages)

					ProLogis’
					Ownership	ProLogis'
					Percentage at	Share of Actual
	Recurring Capital	Tenant	Leasing	Total Capital	September 30,	Capital
	Maintenance	Improvements	Commissions	Expenditures	2005	Expenditures

ProLogis	$17,535	$26,966	$8,133	$52,634	100.0%	$52,634
ProLogis European Properties Fund	3,786	2,308	898	6,992	21.6%	1,510
ProLogis California LLC	1,518	2,462	2,260	6,240	50.0%	3,120
ProLogis North American Properties Fund I	730	407	1,120	2,257	41.3%	932
ProLogis North American Properties Fund II	259	405	381	1,045	20.0%	209
ProLogis North American Properties Fund III	238	1,061	871	2,170	20.0%	434
ProLogis North American Properties Fund IV	143	352	220	715	20.0%	143
ProLogis North American Properties Fund V	958	1,605	925	3,488	11.4%	398
ProLogis North American Properties Fund VI-X	2,020	1,045	2,545	5,610	20.0%	1,122
ProLogis North American Properties Fund XI	30	1,678	737	2,445	20.0%	489
ProLogis North American Properties Fund XII (E)	40	75	932	1,047	20.0%	209

	$27,257	$38,364	$19,022	$84,643		$61,200

COMMENTS

(A)	Represents leasing activity for distribution, retail and office space in properties that are directly owned by ProLogis and properties that are owned by the ProLogis Property Funds and CDFS industrial joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

(E)	On September 30, 2005, ProLogis acquired the remaining 80% interest in ProLogis North American Properties Fund XII. See note 21 on page 8b.
Supplemental Information Page 14

ProLogis
Third Quarter 2005
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)

	(in thousands)

First Quarter	227,137	+2.95%	+6.44%	+1.98%	+2.32%	+3.25%	-2.10%

Second Quarter	227,137	+2.79%	+2.11%	+2.98%	+4.07%	+2.35%	-3.80%

Third Quarter	224,979	+2.16%	+6.14%	+1.08%	+1.77%	+1.73%	+1.00%

Year to Date		+2.49%	+4.95%	+1.81%	+2.52%	+2.23%	-1.70%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income computed under GAAP includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $480,376 and $1,080,629 for the three months ended September 30, 2005 and 2004, respectively. Net termination fees removed from rental income were $8,644,775 and $3,844,182 for the nine months ended September 30, 2005 and 2004, respectively.

(C)	Rental expenses computed under GAAP represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the rental expenses balance that is computed as described in comment C.

(E)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $2,149,224 and $3,672,383 for the three months ended September 30, 2005 and 2004, respectively. The straight-lined rents removed from rental income were $6,535,941 and $11,052,413 for the nine months ended September 30, 2005 and 2004, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.
Supplemental Information Page 15

ProLogis
Third Quarter 2005
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2005	2005	2005	to Date

Acquisitions From Third Parties:
Operating Properties Acquired into property operations segment (A):
Square feet	45,159	—	—	45,159
Total expected investment of assets acquired	$3,873,927	$—	$—	$3,873,927
Percentage leased at period end	91.84%	—	—	91.84%

Operating Properties Acquired into CDFS business segment:
Square feet	989	155	351	1,495
Total expected investment of assets acquired	$48,769	$3,545	$12,313	$64,627
Percentage leased at period end	67.91%	100.00%	100.00%	78.77%

Operating Properties Acquired by ProLogis Property Funds:
Square feet	1,533	322	185	2,040
Total expected investment of assets acquired	$115,310	$24,221	$15,459	$154,990
Percentage leased at period end	86.67%	100.00%	95.64%	89.59%

Dispositions:
Direct Dispositions by ProLogis:
CDFS completed developments:
Contributions to ProLogis Property Funds:
Square feet	2,454	3,098	4,254	9,806
Net sales proceeds	$339,779	$298,954	$275,412	$914,145

Dispositions to Third Parties:
Square feet	319	38	—	357
Net sales proceeds	$33,420	$6,833	$—	$40,253

CDFS repositioned acquisitions:
Contributions to ProLogis Property Funds:
Square feet	—	420	—	420
Net sales proceeds	$—	$13,482	$—	$13,482

Dispositions to Third Parties:
Square feet	—	—	123	123
Net sales proceeds	$—	$—	$2,935	$2,935

Land dispositions:
Net sales proceeds	$32,149	$19,954	$18,439	$70,542

Total CDFS assets (see page 17):
Square feet	2,773	3,556	4,377	10,706
Net sales proceeds	$405,348	$339,223	$296,786	$1,041,357

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds	83.8%	92.1%	92.8%	89.1%

Non-CDFS assets:
Dispositions to Third Parties:
Square feet	1,787	—	236	2,023
Net sales proceeds	$80,050	$—	$6,851	$86,901

Total all dispositions:
Square feet	4,560	3,556	4,613	12,729
Net sales proceeds	$485,398	$339,223	$303,637	$1,128,258

Direct Dispositions by ProLogis Property Funds:
Square feet	188	881	124	1,193
Net sales proceeds	$35,214	$33,993	$10,584	$79,791

COMMENT
(A)	Acquisitions of operating properties include (in thousands):
- Catellus Industrial Portfolio: 204 properties at $2,873,848 and 38,577 square feet
- Catellus Office Portfolio: 26 properties at $423,438 and 2,107 square feet
- Catellus Retail Portfolio: 29 properties at $293,456 and 1,111 square feet
- North American Properties Fund XII Industrial Portfolio: 12 properties at $283,185 and 3,364 square feet
Supplemental Information Page 16

ProLogis
Third Quarter 2005
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2005	2005	2005	to Date

Square feet of leases signed on CDFS properties (A)	3,778	3,855	3,906	11,539
Square feet of leases signed on CDFS properties to repeat ProLogis customers	2,523	1,935	1,883	6,341

Percentage to repeat ProLogis customers	66.8%	50.2%	48.2%	55.0%

Cash Proceeds from 2005 CDFS Dispositions/Contributions by Market/Region

	Three Months Ended				Percentage
	September 30,	June 30,	March 31,	Year	of Total
	2005	2005	2005	to Date	Proceeds

North America:
Atlanta, Georgia	$—	$48,866	$286	$49,152	4.72%
Cincinnati, Ohio	—	—	1,792	1,792	0.17%
Columbus, Ohio	—	—	28,399	28,399	2.73%
Dallas/Fort Worth, Texas	—	6,881	5,275	12,156	1.17%
El Paso, Texas	—	—	303	303	0.03%
Houston, Texas	—	—	646	646	0.06%
Kansas City, Kansas	2,700	—	—	2,700	0.26%
Los Angeles Basin	—	—	54,473	54,473	5.23%
Louisville, Kentucky	—	8,594	—	8,594	0.83%
Memphis, Tennessee	—	13,482	19,772	33,254	3.19%
Monterrey, Mexico	—	6,000	—	6,000	0.58%
Reno, Nevada	—	8,035	—	8,035	0.77%
Salt Lake City, Utah	—	589	6,134	6,723	0.65%
Tampa, Florida	15,327	—	—	15,327	1.47%
Tijuana, Mexico	—	—	11,280	11,280	1.08%
Washington D.C./Baltimore, Maryland	—	—	7,000	7,000	0.67%

	18,027	92,447	135,360	245,834	23.61%

Europe:
France (South)	17,490	—	—	17,490	1.68%
Germany (South)	17,453	—	6,790	24,243	2.33%
Hungary (Budapest)	19,191	—	—	19,191	1.84%
Poland (South)	—	—	2,936	2,936	0.28%
Poland (Warsaw)	13,547	—	—	13,547	1.30%
Prague, Czech Republic	10,228	—	—	10,228	0.98%
Rotterdam, Netherlands	2,744	—	—	2,744	0.26%
Spain (Madrid)	—	—	31,886	31,886	3.06%
Sweden (Stockholm)	28,429	—	17,860	46,289	4.45%
United Kingdom (East Midlands)	—	10,433	16,777	27,210	2.61%
United Kingdom (London and Southeast)	44,796	7,730	13,181	65,707	6.31%
United Kingdom (West Midlands)	—	—	4,023	4,023	0.39%

	153,878	18,163	93,453	265,494	25.49%

Asia:
Japan (Tokyo)	233,443	—	67,973	301,416	28.94%
Japan (Osaka)	—	228,613	—	228,613	21.96%

	233,443	228,613	67,973	530,029	50.90%

Net sales proceeds on 2005 transactions before deferrals and recapture	405,348	339,223	296,786	1,041,357	100.00%

Less: amounts not recognized (B)	(16,403)	(14,396)	(11,258)	(42,057)

	$388,945	$324,827	$285,528	$999,300

COMMENTS
(A)	Represents leases of unleased space in completed industrial distribution facilities developments or repositioned acquisitions signed during the period, including CDFS industrial joint ventures.
(B)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to ProLogis’ continuing ownership interest in the contributed property through its ownership in the Property Fund. See notes 12 and 13 on Page 8a.
Supplemental Information Page 17

ProLogis
Third Quarter 2005
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	September 30, 2005
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	5,544	$178,659	74.54%
CDFS properties — completed developments	9,250	361,075	57.68%

Total CDFS Operating Properties — North America	14,794	539,734	64.00%

Europe:
CDFS properties — repositioned acquisitions	1,161	58,541	61.54%
CDFS properties — completed developments	6,740	496,967	49.86%

Total CDFS Operating Properties — Europe	7,901	555,508	51.58%

Asia:
CDFS properties — repositioned acquisitions	150	11,417	100.00%
CDFS properties — completed developments	1,380	92,262	86.96%

Total CDFS Operating Properties — Asia	1,530	103,679	88.24%

Total Acquired and Developed Properties (see page 12a)	24,225	1,198,921	61.48%

Properties Under Development — Direct Owned (B):
North America	12,460	495,900	25.72%
Europe	9,848	822,876	21.71%
Asia	4,125	542,278	63.42%

Total Properties Under Development (see page 18)	26,433	1,861,054	30.11%

Total CDFS Asset Pipeline — Direct Owned	50,658	$3,059,975	45.11%

Completed Facilities — CDFS Joint Ventures (C):
North America	811	$9,397	—
Asia	2,475	38,966	75.41%

Total Completed Facilities — CDFS Joint Ventures	3,286	$48,363	56.79%

Properties Under Development — CDFS Joint Ventures (C):
North America	501	$8,306	—
Asia	1,925	30,215	—

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	2,426	$38,521	—

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,712	$86,884	32.67%

Total CDFS Asset Pipeline (D)	56,370	$3,146,859	43.85%

CDFS Assets By Geographic Area (B)

	September 30, 2005
	Square
	Feet	Investment (A)	Leased

North America	28,566	$1,053,337	44.36%
Europe	17,749	1,378,384	35.00%
Asia	10,055	715,138	58.01%

Total CDFS Asset Pipeline (D)	56,370	$3,146,859	43.85%

COMMENTS
(A)	For operating properties represents current investment; for properties under development represents total expected investment.
(B)	Includes only industrial distribution facilities.
(C)	Represents 100% of the square footage and ProLogis’ proportionate share of the investment in industrial properties under development in CDFS joint ventures in which ProLogis has an average 50% ownership interest.
(D)	Includes 100% of the properties owned directly by ProLogis. Also includes 100% of the square footage and ProLogis’ proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2004

Development Starts:
North America:
Square feet	2,495	4,342	3,916	2,207
Total expected investment	$82,567	$183,136	$172,705	$95,485
Cost per square foot	$33.09	$42.18	$44.10	$43.26
Europe:
Square feet	2,047	5,311	2,621	2,150
Total expected investment	$154,413	$459,954	$191,090	$190,461
Cost per square foot	$75.43	$86.60	$72.91	$88.59
Asia:
Square feet	430	688	2,113	1,837
Total expected investment	$11,226	$70,769	$368,424	$165,004
Cost per square foot	$26.11	$102.86	$174.36	$89.82
Total:
Square feet	4,972	10,341	8,650	6,194
Total expected investment	$248,206	$713,859	$732,219	$450,950
Cost per square foot	$49.92	$69.03	$84.65	$72.80

Development Completions:
North America:
Square feet	3,380	2,918	399	2,945
Total expected investment	$161,228	$96,824	$16,202	$106,501
Cost per square foot	$47.70	$33.18	$40.61	$36.16
Leased percentage at completion (B)	29.54%	49.67%	82.59%	51.09%
Leased percentage as of 9/30/05	29.54%	60.79%	82.59%	97.07%
Europe:
Square feet	1,915	3,213	1,011	1,637
Total expected investment	$113,748	$248,978	$89,010	$101,654
Cost per square foot	$59.40	$77.49	$88.04	$62.10
Leased percentage at completion (B)	53.29%	74.39%	48.31%	84.46%
Leased percentage as of 9/30/05	53.29%	75.89%	70.03%	84.73%
Asia:
Square feet	634	1,552	849	1,374
Total expected investment	$54,304	$185,136	$73,407	$162,210
Cost per square foot	$85.65	$119.29	$86.46	$118.06
Leased percentage at completion (B)	100.00%	86.71%	86.92%	55.29%
Leased percentage as of 9/30/05	100.00%	94.03%	89.74%	100.00%
Total:
Square feet	5,929	7,683	2,259	5,956
Total expected investment	$329,280	$530,938	$178,619	$370,365
Cost per square foot	$55.54	$69.11	$79.07	$62.18
Leased percentage at completion (B)	44.74%	67.49%	68.87%	61.23%
Leased percentage as of 9/30/05	44.74%	73.82%	79.66%	94.35%

Under Development as of End of Period:
North America:
Square feet	12,460	10,679	9,250	5,733
Total expected investment	$495,900	$471,031	$384,719	$228,216
Cost per square foot	$39.80	$44.11	$41.59	$39.81
Leased percentage as of 9/30/05	25.75%
Europe:
Square feet	9,848	9,452	7,308	5,698
Total expected investment	$822,876	$750,096	$610,772	$448,627
Cost per square foot	$83.56	$79.36	$83.58	$78.73
Leased percentage as of 9/30/05	21.71%
Asia:
Square feet	4,125	4,118	5,189	3,717
Total expected investment	$542,278	$585,355	$699,668	$407,807
Cost per square foot	$131.46	$142.15	$134.84	$109.71
Leased percentage as of 9/30/05	63.42%
Total:
Square feet	26,433	24,249	21,747	15,148
Total expected investment	$1,861,054	$1,806,482	$1,695,159	$1,084,650
Cost per square foot	$70.41	$74.50	$77.95	$71.60
Leased percentage as of 9/30/05	30.11%

Construction in Progress (C):
North America	$214,048	$202,653	$184,875	$109,596
Europe	428,806	322,028	324,862	266,250
Asia	226,848	223,661	308,534	199,857

Total Construction in Progress	$869,702	$748,342	$818,271	$575,703

COMMENTS
(A)	Includes only industrial distribution facilities.
(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.
(C)	Includes construction in progress for land, retail and industrial distribution facilities development.
Supplemental Information Page 18

ProLogis
Third Quarter 2005
Unaudited Financial Results
Development Summary — CDFS Industrial Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2004

Development Starts:
North America (B):
Square feet	—	501	—	811
Total expected investment	$—	$16,612	$—	$22,730
Cost per square foot	$—	$33.16	$—	$28.03
Asia (C):
Square feet	1,925	—	674	183
Total expected investment	$60,430	$—	$18,214	$7,772
Cost per square foot	$31.39	$—	$27.02	$42.47
Total:
Square feet	1,925	501	674	994
Total expected investment	$60,430	$16,612	$18,214	$30,502
Cost per square foot	$31.39	$33.16	$27.02	$30.69

Development Completions:
North America (B):
Square feet	811	—	—	—
Total expected investment	$22,730	$—	$—	$—
Cost per square foot	$28.03	$—	$—	$—
Leased percentage at completion (D)	—	—	—	—
Leased percentage as of 9/30/05	—	—	—	—
Asia (C):
Square feet	677	183	—	—
Total expected investment	$18,583	$7,772	$—	$—
Cost per square foot	$27.45	$42.47	$—	$—
Leased percentage at completion (D)	59.69%	27.92%	—	—
Leased percentage as of 9/30/05	59.69%	40.00%	—	—
Total:
Square feet	1,488	183	—	—
Total expected investment	$41,313	$7,772	$—	$—
Cost per square foot	$27.76	$42.47	$—	$—
Leased percentage at completion (D)	27.14%	27.92%	—	—
Leased percentage as of 9/30/05	27.14%	40.00%	—	—

Under Development as of End of Period:
North America (B):
Square feet	501	1,312	811	811
Total expected investment	$16,612	$39,342	$22,730	$22,730
Cost per square foot	$33.16	$29.99	$28.02	$28.03
Leased percentage as of 9/30/05	—
Asia (C):
Square feet	1,925	674	857	183
Total expected investment	$60,430	$18,214	$25,986	$7,772
Cost per square foot	$31.39	$27.02	$30.33	$42.47
Leased percentage as of 9/30/05	—
Total:
Square feet	2,426	1,986	1,668	994
Total expected investment	$77,042	$57,556	$48,716	$30,502
Cost per square foot	$31.76	$28.98	$29.21	$30.69
Leased percentage as of 9/30/05	—

COMMENTS
(A)	Includes only industrial distribution facilities.
(B)	Represents 100% of the development activity of ProLogis’ CDFS joint ventures operating in North America. ProLogis has an average 50% ownership interest in these entities.
(C)	Represents 100% of the activity in ProLogis’ CDFS joint ventures operating in China in which ProLogis has 50% ownership interest.
(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
Third Quarter 2005
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of September 30, 2005

		Principal Maturities
		of Direct Debt
		(senior unsecured notes and fixed
Principal Outstanding — Direct Debt		rate secured debt)

Direct Debt:
Senior unsecured notes:
7.05% Notes due 2006	$250,000	2005	$1,920
7.25% Notes due 2007	135,000	2006	367,762
7.95% Notes due 2008	75,000	2007	382,752
7.10% Notes due 2008	250,000	2008	767,742
8.72% Notes due 2009	75,000	2009	130,396
7.875% Notes due 2009	37,500	2010	73,193
7.30% Notes due 2009	25,000	2011	487,139
4.375% Euro Notes due 2011	424,130	2012	248,600
5.50% Notes due 2013	300,000	2013	408,210
7.81% Notes due 2015	100,000	2014	49,518
9.34% Notes due 2015	50,000
8.65% Notes due 2016	50,000	Thereafter	594,640
7.625% Notes due 2017	100,000	Less discount	(2,097)

Less discount	(2,097)		$3,509,775

Total senior unsecured notes	1,869,533

Fixed rate secured debt (A)	1,640,242
Assessment bonds	35,165

	1,675,407

Subtotal	3,544,940

Short-term borrowings (B)	200,828
Bridge financing (C)	1,500,000
Lines of credit (see page 20)	1,290,250

Total direct debt	$6,536,018

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 11)	$1,165,082
CDFS joint ventures	18,139
Other unconsolidated investees	36,452

	$1,219,673

Total	$7,755,691

Market Capitalization as of September 30, 2005

		Market
	Shares	Price at
	or Equivalents	September 30,	Market Value
	Outstanding	2005	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$55.25	$110,500
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.20	126,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.23	126,150

	12,000		362,650

Common Shares	243,495	$44.31	10,789,263
Convertible limited partnership units (5,537 units)	5,539	$44.31	245,433

	249,034		11,034,696

Total equity			11,397,346
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			7,755,691

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$19,153,037

COMMENTS

(A)	Includes debt assumed in connection with the Catellus Merger on September 15, 2005 of approximately $1.2 billion at a weighted average effective interest rate of 4.92% after adjustment to fair value.

(B)	Represents the approximate U.S. dollar equivalent of 59 million Canadian dollars, including accrued interest, that were borrowed under a short term agreement in 2004 and a $150 million bridge financing that was made on September 29, 2005 to finance a portion of the acquisition of the remaining interests in ProLogis North American Fund XII (see Note 21 on page 8b). Both borrowings were repaid on October 6, 2005 with proceeds from the Global Line (see Comment A on page 20).

(C)	Represents bridge financing obtained in connection with the Catellus Merger. The facility bears interest at a rate per annum equal to the London Interbank Offered Rate (“LIBOR”) plus a margin of 0.475% (4.243% at September 30, 2005) and matures September 14, 2006.

Supplemental Information Page 19

ProLogis
Third Quarter 2005
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit (A)
(in thousands, except for percentages)

				Weighted
	Total	Outstanding at	Remaining	Average
	Commitment	September 30, 2005 (B)	Capacity	Interest Rate (C)

ProLogis-North America	$560,000	$328,206	$231,794	4.78%
ProLogis-Europe	545,310	536,439	8,871	3.07%
ProLogis-Europe (United Kingdom only) (D)	44,650	27,019	17,631	3.35%
ProLogis-Asia	574,459	398,586	175,873	1.02%

	$1,724,419	$1,290,250	$434,169	2.81%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (C)	Maturity (F)

Revolving lines of credit	19.85%	2.81%	n/a
Bridge financing	23.07%	4.24%	n/a
Short-term borrowings	3.09%	4.11%	n/a
Senior unsecured notes	28.76%	6.51%	6.1	years
Secured debt	25.23%	5.52%	7.6	years

Totals (E)	100.00%	3.95%	6.8	years
Financial Ratios

	Nine Months Ended	Year Ended
	September 30, 2005	December 31, 2004

Interest coverage ratio (G)	5.0	4.3
Fixed charge coverage ratio (H)	4.3	3.7
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 1 and 19)	53.3%	52.0%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 19)	40.5%	34.4%
COMMENTS

(A)	On October 6, 2005, ProLogis closed a $2.6 billion global senior credit facility (“Global Line”) through a syndicate of 35 banks. Funds may be drawn in US dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. The Global Line includes grid pricing for an all-in weighted average rate for all currencies of approximately 2.5% on a fully drawn basis. The Global Line has a four-year maturity with a 12-month extension option for all currencies except the renminbi, which matures in August 2008.

(B)	The borrowings outstanding under the majority of the lines of credit were repaid with the proceeds from the Global Line on October 6, 2005. See note D below.

(C)	Represents the weighted average base interest rates on borrowings that were outstanding at September 30, 2005.

(D)	This facility represents a total commitment of 25 million British pound sterling which was not replaced with the Global Line.

(E)	Total direct debt excluding assessment bonds.

(F)	Calculated as of the beginning of the year through final maturity for debt outstanding at September 30, 2005.

(G)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs). Funds From Operations is defined on Page 3a.

(H)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends. Funds From Operations is defined on Page 3a.

Supplemental Information Page 20

ProLogis
Third Quarter 2005
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the ProLogis Property Funds and CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico
Atlanta	4.35	Juarez	0.40	Belgium	0.14
Austin	0.69	Monterrey	0.44	The Czech Republic	0.46
Central Valley (California)	1.68	Reynosa	0.74	France	6.74
Charlotte	1.75	Tijuana	0.42	Germany	1.07

Chattanooga	0.33			Hungary	0.56
Chicago	5.16	Total Mexico	2.00	Italy	1.53

Cincinnati	2.31			The Netherlands	1.49
Columbus	3.26	Total North America	79.27%	Poland	1.51

Dallas/Fort Worth	6.10			Spain	0.81
Denver	2.04			Sweden	0.35
El Paso	1.10			The United Kingdom	2.86

Ft. Lauderdale/Miami	1.47
Greenville	0.79			Total Europe	17.52%

Houston	2.91
I-81 Corridor (E. Pennsylvania)	4.07
Indianapolis	2.88
Las Vegas	0.73			Asia	%
Los Angeles Basin	10.47
Louisville	1.24			China	0.87
Memphis	2.95			Japan	2.30
Nashville	1.56			Singapore	0.04
New Jersey	5.36

Orlando	0.81			Total Asia	3.21%

Other non-target	0.13
Phoenix	1.05
Portland	0.82
Reno	1.08
Salt Lake City	0.59
San Antonio	1.77
San Diego	0.05
San Francisco-East Bay	1.68
San Francisco-South Bay	1.67
Seattle	0.41
St. Louis	0.84
Tampa	1.11
Washington D.C./Baltimore	2.06

Total United States	77.27

Supplemental Information Page 21